SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Beginning on June 5, 2010, ArQule, Inc. (the “Registrant”) will make the following presentations of clinical data for ARQ 197, a selective inhibitor of the c-Met receptor tyrosine kinase, at the 2010 American Society of Clinical Oncology (ASCO) Annual Meeting, which will be held from June 4 to June 8, 2010 in Chicago, Illinois:

•                  Clinical Science Symposium - Oral presentation (with slides) #LBA7502: Results from ARQ 197-209: A global randomized placebo-controlled phase II clinical trial of erlotinib plus ARQ 197 versus erlotinib plus placebo in previously treated EGFR inhibitor-naïve patients with locally advanced or metastatic non-small cell lung cancer (NSCLC);

•                  Poster Discussion Session - Poster #3024: A phase I dose-escalation trial evaluating ARQ 197 administered in combination with sorafenib in adult patients (pts) with advanced solid tumors;

•                  General Poster Session - Poster #4137: Final results from ARQ 197-114: A phase Ib safety trial evaluating ARQ 197 in cirrhotic patients (pts) with hepatocellular carcinoma (HCC); and

•                  Trials in Progress Poster Session - Poster #TPS215: ARQ 197-215: A randomized, placebo-controlled phase II clinical trial evaluating the c-Met inhibitor, ARQ 197, in patients (pts) with hepatocellular carcinoma (HCC).

Commencing on June 5, 2010 at 8:00 a.m. Eastern Standard Time, the slides and posters pertaining to the above-described presentations will be available for viewing on the Registrant’s website (http://www.arqule.com, in the “Investors and Media” section) as they are presented at the ASCO Annual Meeting.

The Registrant’s press release, dated May 21, 2010, describing the presentations and providing additional information regarding presentation sites and times, is attached hereto as Exhibit 99.1.  Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No. 99.1   Press release, dated May 21, 2010, entitled “ArQule Provides Update on ARQ 197 Presentations at ASCO 2010.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

June 4, 2010